EXHIBIT 10.4

[]When Recorded Return To:

     FORM OF DEED OF TRUST, LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT

OF PRODUCTION (SECOND LIEN)

THIS INSTRUMENT COVERS THE INTEREST OF TRUSTOR IN MINERALS OR THE LIKE (INCLUDING GEOTHERMAL ENERGY) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD. THIS INSTRUMENT COVERS THE INTEREST OF TRUSTOR IN FIXTURES AND ALSO PRODUCTS OF THE COLLATERAL.

FROM

THERMO NO. 1 BE-01, LLC, a Delaware limited liability company

(as Trustor, Debtor and Grantor)

TO

Security Title Company for the benefit of [ _____________ ], (Beneficiary, Secured Party and Grantee)

April 15, 2011

For purposes of filing this Deed of Trust as a financing statement, the mailing address of THERMO NO. 1 BE-01, LLC is 5152 North Edgewood Drive, Provo, UT 84604, the state of its organization is Delaware, and its organizational number is 26-2359733; the Beneficiary/Secured Party is [
_____________
] with a mailing address of [
_____________
]; the mailing address of Trustee is [
_____________
].

***********************************

NOTWITHSTANDING ANYTHING IN THIS DEED OF TRUST TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE BENEFICIARY BY TRUSTOR PURSUANT TO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE BENEFICIARY HEREUNDER AND THEREUNDER WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE LIMITED CONSENT DATED AS OF APRIL [__], 2011 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “CONSENT AGREEMENT”) BY AND AMONG TRUSTOR, BENEFICIARY, ZURICH AMERICAN INSURANCE COMPANY, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, AS ADMINISTRATIVE LENDER AND LENDER, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, IN ITS CAPACITY AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS DEED OF TRUST AND THE CONSENT AGREEMENT, THE TERMS OF THE CONSENT AGREEMENT SHALL GOVERN AND CONTROL.

FORM OF DEED OF TRUST, LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, FIXTURE FILING AND

FINANCING STATEMENT (SECOND LIEN)

     This instrument (the “Deed of Trust”) dated effective as of April 15, 2011, is executed and delivered by THERMO NO. 1 BE-01, LLC, a Delaware limited liability company (“Trustor”), to Security Title Company, as Trustee (“Trustee”), for the benefit of [
_____________
], as the lender referred to in that certain Bridge Loan Agreement dated as of [
____________
] by and among Trustor and such lender (in such capacity, together with its permitted successors and assigns, the “Beneficiary”). The addresses of Trustor, Beneficiary and the Trustee appear in Section 8.13 of this Deed of Trust.

ARTICLE I Definitions

1.1	“Bridge Loan Agreement” means that certain Bridge Loan Agreement dated as of the date hereof between Trustor, Raser and Beneficiary.

1.2	“Assignment” means that certain Assignment or Partial Assignment (Second Lien) whereby all or certain portions of Mineral Leases have been assigned to Trustor.

1.3	“Collateral” means the Realty Collateral, Personalty Collateral and Fixture Collateral.

1.4	“Contracts” means all contracts, agreements, exploration and development agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Products, rights-of-way, easements, pipeline agreements, surface leases, mineral leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Geothermal Properties, Operating Equipment, Fixture Operating Equipment, or Products now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing geothermal energy, gas or other minerals produced from any of the Geothermal Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

1.5	“Event of Default” shall have the meaning set forth in Article V hereof.

1.6	“Fixture Collateral” means all of Trustor’s interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.

1.7	“Fixture Operating Equipment” means any of the items described in the first sentence of Section 1.14 which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

1.8	“Geothermal Property” or “Geothermal Properties” means (a) the Mineral Leases, the thermal energy, gas, energy, steam, water, water rights, cooling water rights, permits, approvals, surface rights, rights of way and mineral leases and leasehold interests, fee mineral interests, term mineral interests, rights of first refusal, options, subleases, and all rights and interests thereunder, if any; (b) all production units, and drilling and spacing units (and the Properties covered thereby) which may affect all or any portion of such interests including those units which may be described or referred to on Exhibit A and any units created by agreement or designation or under orders, regulations, rules or other official acts of any federal, state or other governmental body or agency having jurisdiction, (c) the surface leases, easements, rights-of-way and pipeline agreements described in Exhibit A attached hereto and made part hereof for all purposes, and all future surface leases, easements, rights-of-way and pipeline agreements that may be issued pursuant to any of the Contracts, (d) any and all non-consent interests owned or held by, or otherwise benefiting, Trustor and arising out of, or pursuant to, any of the Contracts, (e) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (f) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the same, (g) any and all rights, titles and interests of Trustor (which are similar in nature to any of the rights, titles and interests described in (a) through (f) above) which are located on or under or which concern any Property or Properties located in counties referenced in Exhibit A hereto or counties in which a counterpart of this Deed of Trust is filed of record in the real property records of such county, and (h) all tenements, hereditaments and appurtenances now existing or hereafter obtained in connection with any of the aforesaid, including any rights arising under unitization agreements, orders or other arrangements, communitization agreements, orders or other arrangements or pooling orders, agreements or other arrangements.

1.9	“Lien” means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, capital lease, or other title retention agreement).

1.10	“Loan Documents” means this Deed of Trust, the Note, the Bridge Loan Agreement, the Security Agreement, and each other agreement, instrument, or document executed by the Trustor or Raser or any of their respective officers at any time in connection with any of the forgoing agreements and instruments.

1.11	“Mineral Leases” means those certain mineral leases described on Exhibit A attached hereto.

1.12	“Note” means that certain Promissory Note of even date herewith whereby Trustor and Raser, in consideration of value received, have promised to pay to Beneficiary the principal sum of $[ _______ ].

1.13	“Obligations” means:

	1.13.1	All principal, interest, fees, reimbursements, indemnifications, and other amounts payable by Trustor and Raser to Beneficiary under the Loan Documents;

	1.13.2	All other indebtedness, obligations (including performance obligations), and liabilities of Trustor and Raser arising under this Deed of Trust or the other Loan Documents;

	1.13.3	All other indebtedness, obligations and liabilities of any kind of Trustor or Raser owing to the Beneficiary now existing or hereafter arising under or pursuant to any Loan Document, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;

	1.13.4	All sums advanced or costs or expenses incurred by Beneficiary (whether by it directly or on its behalf by the Trustee), other than the Loan, which are made or incurred pursuant to, or allowed by, the terms of this Deed of Trust plus interest thereon from the date of the advance or incurrence until reimbursement of Beneficiary charged at the rate of interest applicable to the Loan pursuant to the Bridge Loan Agreement;

	1.13.5	All future advances, of whatever class or for whatever purpose, at any time hereafter made or given by Beneficiary to Trustor or Raser under or pursuant to any Loan Document, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto; and

	1.13.6	All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above.

1.14	“Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Geothermal Properties which are useful for the production, treatment, storage or transportation of Products, including all gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

1.15	“Permits” means those permits, consents and approvals listed at Exhibit A or otherwise issued in name of Trustor or otherwise related to any Collateral, the Project or the Facility.

1.16	“Person” (whether or not capitalized) means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, limited liability partnership trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

1.17	“Personalty Collateral” means all of Trustor’s interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Products severed and extracted from or attributable to the Geothermal Properties, including, without limitation, all “as-extracted collateral” as such term is defined in the applicable Uniform Commercial Code, (c) all accounts (including accounts resulting from the sale of Products at the wellhead), contract rights and general intangibles, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Products or otherwise, including all liens securing the same, (d) all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all liens security the same, (e) all proceeds and products of the Realty Collateral and any other contracts or agreements related or pertaining thereto, (f) all information concerning the Geothermal Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs (including all seismic information) lease files, well files, and other books and records (including computerized records and data), (g) any deposit or time accounts with Beneficiary or any other institution, including Trustor’s operating bank account and all funds and investments therein, (h) any options or right of first refusal to acquire any Realty Collateral, (i) any and all Permits, and (j) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing, including, without limitation, all insurance and condemnation proceeds (including rights in all settlements and judgments pertaining to such condemnation proceedings) from any of the foregoing or from insurance payments from any damage or casualty pertaining to or occurring on the Geothermal Properties. Without limiting the foregoing, and in addition to the foregoing, Personalty Collateral shall include all of all of Trustor’s present and future “Accounts,” “As-Extracted Collateral,” “Cash Proceeds,” “Chattel Paper,” “Collateral,” “Deposit Accounts,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Noncash Proceeds,” and “Tangible Chattel Paper” (as such terms are defined in the Utah Uniform Commercial Code, Utah Code Annotated Sec. 70A-1a-101 et seq, or such other applicable Uniform Commercial Code). Personalty Collateral shall also include Trustor’s interest in any titled vehicles [but shall not include any PureCycle geothermal waste heat-to-electricity equipment of Trustor].

1.18	“Products” means thermal and geothermal energy in the form of hot water, steam, by-products thereof, steam condensates, geothermal resources, electrical and other energy derived, generated or manufactured from water, steam condensates and other by-products derived or obtained from the geothermal leasehold estate, and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals, geothermal resources, and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

1.19	“Property” means any property of any kind, whether real, personal, or mixed and whether tangible or intangible, that is owned by Trustor or in which Trustor has an interest.

1.20	“Raser” means Raser Technologies, Inc., a Delaware corporation.

1.21	“Realty Collateral” means all of Trustor’s interest now owned or hereafter acquired in and to the Geothermal Properties, including any access rights, water and Water Rights, and all unsevered and unextracted Products (even though Trustor’s interest therein may be incorrectly described in, or a description of a part or all of such interest be omitted from, Exhibit A).

1.22	“Security Agreement” means that certain Security Agreement (Second Lien) dated of the date hereof between Trustor, Raser and the Beneficiary.

1.23	“Subsidiary” of a Person means any corporation or other entity of which more than 50% of the outstanding equity interests having ordinary voting power under ordinary circumstances to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether at such time equity interests of any other class or classes of such corporation or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more Subsidiaries of such Person. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Trustor.

1.24	“Water Rights” means those water rights described on Exhibit A.

     All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Deed of Trust, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. As used herein, the term “including” means “including, without limitation.”

ARTICLE II Creation of Security

     2.1 Conveyance and Grant of Lien. In consideration of the foregoing, and the mutual covenants contained herein, Trustor, by this Deed of Trust hereby irrevocably PLEDGES, BARGAINS, GRANTS, SELLS, TRANSFERS, ASSIGNS AND CONVEYS with a general warranty of title, for the uses, purposes and conditions hereinafter set forth all of its right, title and interest in and to the Mineral Leases, Geothermal Properties, Realty Collateral, the Personalty Collateral, and the Fixture Collateral unto Trustee, and to his successor or successors or substitutes IN TRUST, WITH POWER OF SALE, to secure the payment and performance of the Obligations for the benefit of Beneficiary.

     To have and to hold the Realty Collateral, the Personalty Collateral and Fixture Collateral unto the Trustee and its successors or substitutes in trust and to its and their successors and assigns forever, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Trustor contained in this Deed of Trust. Trustor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto the Trustee and his successors or substitutes in trust, and their successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

     2.2 Security Interest. For the same consideration and to further secure the Obligations, Trustor hereby grants to Beneficiary for its benefit a security interest in and to the

Collateral. This Deed of Trust constitutes and shall be deemed to be a “security agreement” for all purposes of the applicable Uniform Commercial Code. Beneficiary shall be entitled to all the rights and remedies of a “secured party” under such applicable Uniform Commercial Code.

ARTICLE III Proceeds from Production

3.1	Assignment of Production.

(a) In order to further secure the Obligations, Trustor has assigned,

transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto Beneficiary, effective as of the date hereof at 7:00 a.m. Mountain Time, U.S.A., all Products produced from, and which are attributable to, Trustor’s interest, now owned or hereafter acquired, in and to the Geothermal Properties, or are allocated thereto pursuant to pooling or unitization orders, agreements or designations, and all proceeds therefrom.

     (b) Subject to the provisions of subsection (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Geothermal Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Beneficiary by virtue of the provisions of this Section 3.1, are authorized and directed by Trustor to treat and regard Beneficiary as the assignee and transferee of Trustor and entitled in its place and stead to receive such Products and the proceeds therefrom.

     (c) Trustor directs and instructs each of such parties to pay to Beneficiary, for its benefit, all of the proceeds of such Products until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until Beneficiary shall have exercised the rights as herein to instruct such parties to deliver such Products and all proceeds therefrom directly to Beneficiary, such parties shall be entitled to deliver such Products and all proceeds therefrom to Trustor for Trustor’s use and enjoyment, and Trustor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to Trustor without the necessity of joinder by Beneficiary in such division orders, transfer orders or other instruments. Trustor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be required or desired by Beneficiary or any party in order to have said revenues and proceeds so paid to Beneficiary. None of such parties shall have any responsibility for the application of any such proceeds received by Beneficiary. Subject to the provisions of subsection (f) below, Trustor authorizes Beneficiary to receive and collect all proceeds of such Products.

     (d) Subject to the provisions of subsection (f) below, Trustor will execute and deliver to Beneficiary any instruments Beneficiary may from time to time request for the purpose of effectuating this assignment and the payment to Beneficiary of the proceeds assigned.

     (e) Neither the foregoing assignment nor the exercise by Beneficiary of any of its rights herein shall be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Geothermal Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Geothermal Properties by any court at the request of Beneficiary or by agreement with Trustor or the entering into possession of the Geothermal Properties or any part thereof by such receiver be deemed to make Beneficiary a “mortgagee -in-possession” or otherwise responsible or liable in any manner with respect to the Geothermal Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

     (f) Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and is continuing, Trustor shall have the right to collect all revenues and proceeds attributable to the Products that accrue to the Geothermal Properties or the products obtained or processed therefrom, as well as any Liens and security interests securing any sales of said Products and to retain, use and enjoy same.

(g)	Intentionally omitted.

(h)	Beneficiary shall have the right at Beneficiary’s election and in the name of Trustor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed reasonably advisable by Beneficiary in order to collect such proceeds and to protect the interests of Beneficiary or Trustor, with all costs, expenses and attorneys fees incurred in connection therewith being paid by Trustor.

     (i) Without in any way limiting the effectiveness of the foregoing provisions, if Trustor receives any proceeds which under this Section 3.1 are payable to Beneficiary, Trustor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Beneficiary.

     3.2 Application of Proceeds. All payments received by Beneficiary pursuant to this Article III attributable to the interest of Trustor in and to the Products shall be applied in the order set forth in the Security Agreement.

     3.3 Trustor’s Payment Duties. Except as provided in Section 8.18 hereof, nothing contained herein will limit Trustor’s absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by Beneficiary of proceeds from Products under this Deed of Trust will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

     3.4 Liability of Beneficiary. Beneficiary is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to Trustor for proceeds actually received by Beneficiary.

3.5	Intentionally Omitted.

3.6	Power of Attorney. Without limitation upon any of the foregoing, Trustor hereby designates and appoints Beneficiary as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Beneficiary may from time to time prescribe), with irrevocable full power and authority, for and on behalf of and in the name of Trustor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time during an Event of Default, in the opinion of Beneficiary, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Trustor shall be bound thereby as fully and effectively as if Trustor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents. The powers and authorities herein conferred on Beneficiary may be exercised by Beneficiary through any person who, at the time of exercise, is the president, a senior vice president or a vice president of Beneficiary. The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable so long as the Obligations, or any portion thereof, shall remain unpaid. All persons dealing with Beneficiary, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Beneficiary that the Obligations are fully and finally paid.

     3.7 Indemnification. TRUSTOR AGREES TO INDEMNIFY BENEFICIARY, THE TRUSTEE, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM, AND DISCHARGE, RELEASE AND HOLD EACH OF THEM HARMLESS AGAINST ALL LOSSES, DAMAGES, CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, ATTORNEYS FEES OR OTHER CHARGES OF WHATSOEVER KIND OR NATURE (HEREAFTER REFERRED TO AS “CLAIMS”) MADE AGAINST, IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IN ANY AS A CONSEQUENCE OF THE ASSERTION EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE OBLIGATIONS THAT ANY OF THE INDEMNIFIED PARTIES RECEIVED PRODUCTS OR PROCEEDS PURSUANT TO THIS DEED OF TRUST OR PURSUANT TO ANY RIGHT TO COLLECT PROCEEDS DIRECTLY FROM ACCOUNT DEBTORS WHICH ARE CLAIMED BY THIRD PERSONS. THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO EMPLOY ATTORNEYS AND TO DEFEND AGAINST ANY SUCH CLAIMS AND UNLESS FURNISHED WITH REASONABLE INDEMNITY, THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO PAY OR COMPROMISE AND ADJUST ALL SUCH CLAIMS. TRUSTOR WILL INDEMNIFY AND PAY TO THE INDEMNIFIED PARTIES ALL SUCH AMOUNTS AS MAY BE PAID IN RESPECT THEREOF, OR AS MAY BE SUCCESSFULLY ADJUDICATED AGAINST ANY OF THE INDEMNIFIED PARTIES. TO THE EXTENT NOT EXPRESSLY PROHIBITED BY APPLICABLE L AWS, THE INDEMNITY UNDER THIS SECTION SHALL NOT APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN NEGLIGENCE OR WILLFUL MISCONDUCT. THE LIABILITIES OF TRUSTOR AS SET FORTH IN THIS SECTION 3.7 SHALL SURVIVE THE TERMINATION OF THIS DEED OF TRUST.

ARTICLE IV Trustor’s Warranties and Covenants

     4.1 Payment of Obligations. Trustor covenants that Trustor shall timely pay and perform the Obligations secured by this Deed of Trust.

     4.2 Notice of Default and Beneficiary’s Right to Cure. Trustor covenants that Trustor shall, within fifteen (15) days of the receipt thereof, provide Beneficiary written notice of any default notice Trustor receives in connection with the Collateral, and if Trustor is not diligently pursuing a cure, or Beneficiary reasonably believes that Trustor is unable to cure such default within any specified cure period, Beneficiary may cure such default on behalf of Trustor. All costs and expenses incurred by Beneficiary pursuant to this Section 4.2 shall be paid by Trustor on demand plus interest thereon from the date of the advance by Beneficiary until reimbursement of Beneficiary at the rate of interest set forth in the Bridge Loan Agreement.

     4.3 Representations and Warranties. Except to the extent inconsistent with the Bridge Loan Agreement, Trustor represents and warrants that the address of Trustor’s place of business, residence, chief executive office and office where Trustor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.13, and there has been no change in the location of Trustor’s place of business, residence, chief executive office and office where it keeps such records and no change of Trustor’s name during the four months immediately preceding the date of this Deed of Trust. Trustor hereby represents and warrants that Trustor’s entity registration number is 6762105-0161, the state of its formation is Delaware and the correct spelling of Trustor’s name is as set forth in its signature block below.

4.4	Further Assurances.

(a) Trustor covenants that Trustor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the reasonable judgment of Beneficiary may be necessary or desirable to carry out more effectively the purposes of this Deed of Trust, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Deed of Trust, any written instrument comprising part or all of the Obligations, or any other document executed in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral; (iii) prompt execution and delivery of all division or transfer orders or other instruments which in Beneficiary’s reasonable judgment are required to transfer to Beneficiary, for its benefit, the assigned proceeds from the sale of Products from the Geothermal Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Deed of Trust, upon the interest of Beneficiary or the Trustee or upon the income and profits from any of the above.

     (b) Trustor covenants that Trustor shall maintain and preserve the Lien and security interest herein created so long as any of the Obligations remain unpaid.

     (c) Trustor shall immediately notify Beneficiary of any discontinuance of or change in the address of Trustor’s place of business, residence, chief executive office or office where it keeps records concerning accounts, contract rights and general intangibles.

     4.5 Recording. Trustor shall promptly (at Trustor’s own expense) record, register, deposit and file this Deed of Trust and other instruments in connection with or supplement hereto, including applicable financing statements, in such offices and places within the state where the Collateral is located and in the state where the Trustor is registered as an entity, as applicable, and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as a perfected second priority security interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any legal requirement for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

4.6	Intentionally Omitted.

4.7	Intentionally Omitted.

4.8	Security Interest in Personalty Collateral.

(a) Trustor agrees, at the request and option of Beneficiary, to take any and all actions Beneficiary may reasonably determine to be necessary or useful for the attachment, perfection and second priority of, and the ability of Beneficiary to enforce, Beneficiary’s security interest in any and all of the Personalty Collateral, including, without limitation, (a) causing Beneficiary’s name to be noted as Beneficiary on any certificate of title for the Personalty Collateral or any portion thereof if such notation is a condition to attachment, perfection or priority of, or ability of Beneficiary to enforce, Beneficiary’s security interest in such Personalty Collateral, (b) complying with any provision of any statute, regulation or treaty of any State or the United States as to any Personalty Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Beneficiary to enforce, Beneficiary’s security interest in such Personalty Collateral, (c) using reasonable efforts to obtain governmental and other third party waivers, consents and approvals in form and substance satisfactory to Beneficiary, including, without limitation, any consent of any licensor, lessor or other person obligated on Personalty Collateral, and (d) obtaining consents, acknowledgements, agreements or waivers from third parties to any material Contracts in form and substance satisfactory to Beneficiary.

     (b) Financing Statements. Trustor hereby irrevocably authorizes Beneficiary at any time and from time to time to file or record in any filing office in any Uniform Commercial Code jurisdiction, or in any county recorder’s office or other public office for recording of public land records, any initial financing statements and amendments thereto that (a) indicate the Personalty Collateral: (i) as “all assets” of Trustor or words of similar effect, regardless of whether any particular asset comprised in the Personalty Collateral falls within the scope of Article 9 of such applicable the Uniform Commercial Code, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of such applicable Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (1) whether Trustor is an organization, the type of organization and any organization identification number issued to Trustor, and (2) in the case of a financing statement filed as a fixture filing or indicating Personalty Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Personalty Collateral relates. Trustor agrees to furnish any such information to Beneficiary promptly upon request. Trustor also ratifies its authorization for Beneficiary to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Beneficiary is fully authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or Lien granted hereunder. Trustor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Beneficiary and agrees that it will not do so without the prior written consent of Beneficiary, subject to Trustor’s rights under Section 9-509(4)(b) of the Utah Uniform Commercial Code (or such other applicable Uniform Commercial Code jurisdiction). Trustor will pay the cost of recording and filing the same in all public offices wherever recording or filing is deemed by Beneficiary to be necessary or desirable.

(c)	Appointment and Powers of Beneficiary.

(i) Trustor hereby irrevocably constitutes and appoints Beneficiary and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Trustor or in Beneficiary’s own name, for the purpose of carrying out the terms of this Deed of Trust, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Deed of Trust and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of Trustor, without notice to or assent by Trustor, to do the following:

     (A) Upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Personalty Collateral in such manner as is consistent with the applicable Uniform Commercial Code and as fully and completely as though Beneficiary were the absolute owner thereof for all purposes, and to do, at Trustor’s expense, at any time, or from time to time, all acts and things which Beneficiary deems necessary or useful to protect, preserve or realize upon the Personalty Collateral and Beneficiary’s security interest therein, in order to effect the intent of this Deed of Trust, all at least as fully and effectively as Trustor might do, including, without limitation, the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, upon written notice to Trustor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if Beneficiary so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and the execution, delivery and recording, in connection with any sale or other disposition of any Personalty Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Personalty Collateral; and

     (B) to the extent that Trustor’s authorization given above is not sufficient, to file such financing statements with respect hereto, with or without Trustor’s signature, or a photocopy of this Deed of Trust in substitution for a financing statement, as Beneficiary may deem appropriate and to execute in Trustor’s name such financing statements and amendments thereto and continuation statements which may require Trustor’s signature.

     (ii) Ratification by Trustor. To the extent permitted by law, Trustor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

     (iii) No Duty on Beneficiary. The powers conferred on Beneficiary hereunder are solely to protect its interests in the Personalty Collateral and shall not impose any duty upon it to exercise any such powers. Beneficiary shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Trustor for any act or failure to act, except for Beneficiary’s own gross negligence or willful misconduct.

     (d) None of the Personalty Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code. Trustor holds no commercial tort claims with respect to the Property. Trustor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act.

ARTICLE V Default

5.1 Events of Default. Each of the following shall constitute an event of default

(“Event of Default”) hereunder.

(a)	An Event of Default under the Bridge Loan Agreement;

(b)	Any failure by Trustor to perform any obligation hereunder not involving the payment of money, or to comply with any other term or condition applicable to Trustor hereunder and the expiration of thirty (30) days after written notice of such failure by Beneficiary to Trustor, unless cured within such thirty (30) day period, or if not curable within such thirty (30) day period, Trustor shall have initiated such cure within such thirty (30) day period, and thereafter shall have diligently and continuously pursued such cure until complete, but in no event shall such cure period extend more than sixty (60) days after such written notice.

ARTICLE VI Beneficiary’s Rights

6.1	Rights to Realty Collateral Upon Default.

(a) Operation of Property by Beneficiary. Upon the occurrence and during the continuation of an Event of Default or at any time thereafter, and in addition to all other rights of Beneficiary, Beneficiary shall have the following rights and powers (but no obligation):

     (i) To enter upon and take possession of any of the Realty Collateral and exclude Trustor therefrom;

     (ii) To hold, use, administer, manage and operate the Realty Collateral to the extent that Trustor could do so, and without any liability to Trustor in connection with such operations; and

     (iii) To the extent that Trustor could do so, to collect, receive and receipt for all Products produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Trustor with respect to the Realty Collateral.

Beneficiary may designate [any] person, firm, corporation or other entity to act on its behalf in exercising the foregoing rights and powers. When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, and the Obligations have been paid, the Realty Collateral shall be returned to Trustor (providing there has been no foreclosure sale).

     (b) Judicial Proceedings. Upon the occurrence of an Event of Default or at any time thereafter during the continuation thereof, the Trustee and/or Beneficiary, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale hereafter given for Collateral, the Trustee may proceed by suit for a sale of the Realty Collateral as a mortgage.

     (c) After the lapse of such time as may then be required by Utah Code Annotated Sec. 57-1-24 or other applicable law following the recordation of the notice of default, and notice of default and notice of sale having been given as then required by Utah Code Annotated Sec. 57-1-25 and Sec. 57-1-26 or other applicable law, Trustee, without demand on Trustor, shall sell the Realty Collateral (and any Fixture Collateral) on the date and at the time and place designated in the notice of sale, in such order as Beneficiary may determine (but subject to Trustor’s statutory right under Utah Code Annotated Sec. 57-1-27 to direct the order in which the property, if consisting of several known lots or parcels, shall be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale or on such other terms as are set forth in the notice of sale. The person conducting the sale may, for any cause deemed expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than forty-five (45) days beyond the date designated in the notice of sale, notice of the time, date, and place of sale shall be given in the same manner as the original notice of sale as required by Utah Code Annotated Sec. 57-1-27. Trustee shall execute and deliver to the purchaser a Trustee’s Deed, in accordance with Utah Code Annotated Sec. 57-1-28, conveying the Property so sold, but without any covenant of warranty, express or implied. The recitals in the Trustee’s Deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale. Trustee shall apply the proceeds of the sale as follows:

First: To the reasonable out-of-pocket and documented costs and expenses of exercising the power of sale and of the sale, including the payment of Trustee’s and attorneys’ reasonable fees actually incurred not to exceed the amount which may be provided for in the Deed of Trust.

Second: To payment of the obligations secured by the Deed of Trust.

Third: The balance, if any, to the person or person’s legally entitled to the proceeds, or Trustee, in the Trustee’s discretion, may deposit the balance of the proceeds with the clerk of the district court of the county in which the sale took place, in accordance with

Utah Code Annotated Sec. 57-1-29.

Upon any sale made under or by virtue of this subsection (c), whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Beneficiary may bid for and acquire the Property, whether by payment of cash or by credit bid in accordance with Utah Code Annotated Sec. 57-1-28(1)(b). In the event of a successful credit bid, Beneficiary shall make settlement for the purchase price by crediting upon the Obligations of Trustor secured by this Deed of Trust such credit bid amount. Beneficiary, upon so acquiring the Property or any part thereof, shall be entitled to hold, lease, rent, operate, manage, and sell the same in any manner provided by applicable laws.

     (d) Certain Aspects of Sale. Beneficiary will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Beneficiary as purchaser at such sale. Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of an Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein, the appointment of any successor-Trustee hereunder and the truth and accuracy of all other matters stated therein. Trustor does hereby ratify and confirm all legal acts that the Trustee may do in carrying out the Trustee’s duties and obligations under this Deed of Trust, and Trustor hereby irrevocably appoints Beneficiary to be the attorney-in-fact of Trustor and in the name and on behalf of Trustor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Trustor ought to execute and deliver and do and perform any and all such acts and things which Trustor ought to do and perform under the covenants herein contained and generally to use the name of Trustor in the exercise of all or any of the powers hereby conferred on Trustee. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Trustee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Trustor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

     (e) Receipt to Purchaser. Upon any sale made under the power of sale herein granted, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers, will not, after paying such purchase money and receiving such receipt of the Trustee, be obligated to see to the application of such purchase money or be responsible for any loss, misapplication or non-application thereof.

     (f) Effect of Sale. Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Trustor in and to the premises and the Realty Collateral (and any Fixture Collateral) sold, and will be a perpetual bar, both at law and in equity, against Trustor, Trustor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the Realty

Collateral (and any Fixture Collateral) sold by, through or under Trustor, or Trustor’s successors or assigns. Nevertheless, if requested by the Trustee so to do, Trustor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold. The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral (and any Fixture Collateral) purchased and Trustor agrees that if Trustor retains possession of the Realty Collateral (and any Fixture Collateral) or any part thereof subsequent to such sale, Trustor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Trustor.

     (g) Trustor’s Waiver of Appraisement and Marshalling. Trustor agrees, to the full extent that Trustor may lawfully so agree, that Trustor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, the absolute sale of the Collateral, including the Realty Collateral (or any Fixture Collateral), or the possession thereof by any purchaser at any sale made pursuant to this Deed of Trust or pursuant to the decree of any court of competent jurisdiction; and Trustor, for Trustor and all who may claim through or under Trustor, hereby waives the benefit of all such laws and, to the extent that Trustor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral (and any Fixture Collateral), marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation. Trustor agrees that all prerequisites to the validity of the sale shall be conclusively presumed to have been satisfied.

     (h) Action for Deficiency. Subject to provisions of Utah Code Annotated Sec. 57-1-32, in any action for a deficiency after a foreclosure under this Deed of Trust, if any person against whom recovery is sought requests the court in which the action is pending to determine the fair market value of the Realty Collateral (and any Fixture Collateral), as of the date of the foreclosure sale, the following shall be the basis of the court’s determination of fair market value: (i) the Realty Collateral (and any Fixture Collateral) shall be valued “as is” and in its condition as of the date of foreclosure, and no assumption of increased value because of post-foreclosure repairs, refurbishment, restorations or improvements shall be made; (ii) any adverse effect on the marketability of title because of the foreclosure or because of any other title condition not existing as of the date of this Deed of Trust shall be considered; (iii) the valuation of the Realty Collateral (and any Fixture Collateral) shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Realty Collateral (and any Fixture Collateral) for cash within a six month-period after foreclosure; (iv) although the Realty Collateral (and any Fixture Collateral) may be disposed of more quickly by the foreclosure purchaser, the gross valuation of the Realty Collateral (and any Fixture Collateral) as of the date of foreclosure shall be discounted for a hypothetical reasonable holding period (not to exceed 6 months) at a monthly rate equal to the average monthly interest rate on the loan as provided in the Bridge Loan Agreement for the twelve months before the date of foreclosure; (v) the gross valuation of the Realty Collateral (and any Fixture Collateral) as of the date of foreclosure shall be further discounted and reduced by reasonable estimated costs of disposition, including brokerage commissions, title policy premiums, environmental assessment and clean-up costs, tax and assessment, prorations, costs to comply with legal requirements and attorneys’ fees; (vi)

expert opinion testimony shall be considered only from a licensed appraiser certified by the State of Utah and, to the extent permitted under Utah law, a member of the Appraisal Institute, having at least five years’ experience in appraising property similar to the Realty Collateral (and any Fixture Collateral) in the county where the Realty Collateral (and any Fixture Collateral) is located, and who has conducted and prepared a complete written appraisal of the Realty Collateral (and any Fixture Collateral) taking into considerations the factors set forth in this Deed of Trust; no expert opinion testimony shall be considered without such written appraisal; (vii) evidence of comparable sales shall be considered only if also included in the expert opinion testimony and written appraisal referred to in the preceding paragraph; and (viii) an affidavit executed by Beneficiary to the effect that the foreclosure bid accepted by Trustee was equal to or greater than the value of the Realty Collateral (and any Fixture Collateral) determined by Beneficiary based upon the factors and methods set forth in subparagraphs (i) through (vii) above before the foreclosure shall constitute prima facie evidence that the foreclosure bid was equal to or greater than the fair market value of the Realty Collateral (and any Fixture Collateral) on the foreclosure date.

     6.2 Rights to Personalty Collateral Upon Default. Upon the occurrence of an Event of Default, or at any time thereafter during the continuation thereof, Beneficiary or the Trustee may proceed against the Personalty Collateral in accordance with the remedies provided for in Section 10 of the Security Agreement.

     6.3 Rights to Fixture Collateral Upon Default. Upon the occurrence of an Event of Default, or at any time thereafter during the continuation thereof, Beneficiary may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

     6.4 Account Debtors. Beneficiary may, in its discretion, after the occurrence and during the continuation of an Event of Default, notify any account debtor to make payments directly to Beneficiary and contact account debtors directly to verify information furnished by Trustor. Beneficiary shall not have any obligation to preserve any rights against prior parties. To the extent required by contract or law, Trustor hereby instructs all such account debtors to abide by any instructions of the Beneficiary hereunder, and Trustor does hereby agree to indemnify, defend and hold harmless such account debtor’s for complying with payment instructions of the Beneficiary with respect to the payment of amount by such account debtor directly to Beneficiary.

     6.5 Costs and Expenses. All sums advanced or reasonable costs or expenses incurred by Beneficiary (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Trustor to Beneficiary as part of the Obligations. Trustor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Beneficiary at the rate of interest as set forth in the Bridge Loan Agreement.

     6.6 Set-Off. Upon the occurrence of any Event of Default, Beneficiary shall have the right to set-off any funds of Trustor in the possession of Beneficiary against any amounts then due by Trustor to Beneficiary pursuant to this Deed of Trust.

     6.7 Personal Property. It is the express understanding and intent of the parties that as to any personal property interests subject to Article 9a of the Utah Uniform Commercial Code, Beneficiary, during the continuation of an Event of Default, may proceed under the Utah Uniform Commercial Code or may proceed as to both real and personal property interests in accordance with the provisions of this Deed of Trust and its rights and remedies in respect of real property, and treat both real and personal property interests as one parcel or package of security as permitted by Utah Annotated Code Sec. 70A-9a-601 or other applicable law.

ARTICLE VII

PROVISIONS REGARDING SITLA MINERAL LEASE

     7.1 The Lien of this Deed of Trust shall attach to all of Trustor’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. Sec. 365(h), including, without limitation, all of Trustor’s rights to remain in possession of the Premises.

     7.2 Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of any of the Mineral Leases and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust.

ARTICLE VIII Miscellaneous

     8.1 Successor Trustees. The Trustee may resign in writing addressed to Beneficiary or be removed at any time with or without cause by an instrument in writing duly executed by Beneficiary. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment and designation in writing. The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Collateral and all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee. All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.

     8.2 Advances by Beneficiary or The Trustee. Each and every covenant of Trustor herein contained shall be performed and kept by Trustor solely at Trustor’s expense. If Trustor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Beneficiary (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may, following ten (10) business days’ prior written notice to Trustor, but will not be obligated to, make advances to perform the same on Trustor’s behalf, and Trustor hereby agrees to repay such sums and any reasonable out-of-pocket attorneys’ fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Beneficiary at the rate of interest set forth in the Bridge Loan Agreement. In addition, Trustor hereby agrees to repay on demand any reasonable, out-of-pocket and documented costs, expenses and attorney’s fees incurred by Beneficiary or the Trustee which are to be obligations of Trustor pursuant to, or allowed by, the terms of this Deed of Trust, including such reasonable, out-of-pocket and documented costs, expenses and attorney’s fees incurred pursuant to Section 3.1(h), Section 6.5 or Section 8.3 hereof, plus interest thereon from the date of the advance by Beneficiary or the Trustee until reimbursement of Beneficiary or the Trustee, respectively, at the rate of interest set forth in the Bridge Loan Agreement. Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing. No such advance will be deemed to relieve Trustor from any default hereunder.

     8.3 Defense of Claims. Trustor shall promptly notify Beneficiary in writing of the commencement of any legal proceedings affecting Trustor’s title to the Collateral or Beneficiary’s Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys agreeable to Beneficiary, as may be necessary to preserve Trustor’s, the Trustee’s and Beneficiary’s rights affected thereby. If Trustor fails or refuses to adequately, in the sole judgment of Beneficiary, defend Trustor’s, the Trustee’s or Beneficiary’s rights to the Collateral, the Trustee or Beneficiary may take such action on behalf of and in the name of Trustor and at Trustor’s expense. Moreover, Beneficiary or the Trustee on behalf of Beneficiary may take such independent action in connection therewith as they may in their sole discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral. All reasonable costs, expenses and out-of-pocket attorneys’ fees incurred by Beneficiary or the Trustee pursuant to this Section 8.3 or in connection with the defense by Beneficiary of any claims, demands or litigation relating to Trustor, the Collateral or the transactions contemplated in this Deed of Trust shall be paid by Trustor on demand plus interest thereon from the date of the advance by Beneficiary or the Trustee until reimbursement of Beneficiary or the Trustee, respectively, at the Default Rate under the Bridge Loan Agreement.

     8.4 Termination. If all the Obligations are paid in full, and the covenants herein contained are well and fully performed then all of the Collateral will revert to Trustor and the entire estate, right, title and interest of the Trustee and Beneficiary will thereupon cease; and Beneficiary in such case shall, upon the request of Trustor and the payment by Trustor of all attorneys’ fees and other expenses, deliver to Trustor proper instruments acknowledging satisfaction of this Deed of Trust and releasing all Liens in connection herewith. In addition, if applicable pursuant to the Collateral release provisions of the Security Agreement, Beneficiary shall upon request of Trustor and the payment by Trustor of all attorneys’ fees and other expenses, deliver to Trustor proper instruments releasing all Liens placed upon such Geothermal Property as described in such Security Agreement.

     8.5 Renewals, Amendments and Other Security. Without notice or consent of Trustor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral. Beneficiary may take or hold other security for the Obligations without notice to or consent of Trustor. The acceptance of this Deed of Trust by Beneficiary shall not waive or impair any other security Beneficiary may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted. The Trustee or Beneficiary may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust. This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Trustor and Beneficiary.

     8.6 Security Agreement, Financing Statement and Fixture Filing; As-Extracted Collateral Filing. This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law. As a financing statement, this Deed of Trust is intended to cover all Personalty Collateral including Trustor’s interest in all Products as and after they are extracted and all accounts arising from the sale thereof at the wellhead. THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL. This Deed of Trust shall be filed in the real estate records of any county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located, as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state where the Trustor is registered as a limited liability company. At Beneficiary’s request Trustor authorizes and, if necessary, shall execute, financing statements covering the Personalty Collateral, including all Products sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any of the Collateral is located or where Trustor is registered as a limited liability company. Furthermore, Trustor hereby irrevocably authorizes Beneficiary and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Trustor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust. A photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement. AS TO ALL OF THE COLLATERAL WHICH IS OR WHICH HEREAFTER BECOMES “AS-EXTRACTED COLLATERAL” UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES AN AS-EXTRACTED COLLATERAL FILING UNDER THE UTAH UNIFORM COMMERCIAL CODE.

     8.7 Unenforceable or Inapplicable Provisions. If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Trustee and Beneficiary in order to carry out the provisions hereof.

     8.8 Rights Cumulative. Each and every right, power and remedy herein given to the Trustee or Beneficiary will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or Beneficiary, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or by Beneficiary in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

     8.9 Waiver by Beneficiary. Any and all covenants in this Deed of Trust may from time to time by instrument in writing by Beneficiary, be waived to such extent and in such manner as the Trustee or Beneficiary may desire, but no such waiver will ever affect or impair either the Trustee’s or Beneficiary’s rights hereunder, except to the extent specifically stated in such written instrument.

     8.10 Terms. The term “Trustor” as used in this Deed of Trust will be construed as singular or plural to correspond with the number of parties executing this Deed of Trust as Trustor. Since more than one party executes this Deed of Trust as Trustor, each party’s duties and liabilities under this Deed of Trust will be joint and several. The terms “Beneficiary”, “Trustor”, and “Trustee” as used in this Deed of Trust include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties. Unless the context otherwise requires, terms used in this Deed of Trust which are defined in the Uniform Commercial Code of Utah are used with the meanings therein defined.

     8.11 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

     8.12 Governing Law. THIS DEED OF TRUST AND ALL OTHER LOAN DOCUMENTS AND THE RIGHTS, DUTIES, OBLIGATIONS AND LIABILITIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES. WHEREVER POSSIBLE, EACH PROVISION OF THIS DEED OF TRUST SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SALT LAKE, STATE OF UTAH, EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.12.

     8.13 Notice. All notices required or permitted to be given by Trustor, Beneficiary or the Trustee shall be in writing and mailed by certified mail, return receipt requested, telecopied, hand delivered, or delivered by a nationally recognized overnight courier, and shall be addressed as follows:

Trustor:	THERMO NO. 1 BE-01, LLC
5152 North Edgewood Drive
Provo, Utah 84604

Beneficiary:	[ _____________ ]

[Address]

Trustee:	Any notices to be given to the
Trustee shall be delivered to Beneficiary.

All such notices and communications shall, when so mailed, telecopied, or hand delivered or delivered by a nationally recognized overnight courier, be effective when received if mailed, when telecopy transmission is completed, or when delivered by such messenger or courier, respectively.

     8.14 Duties of Trustee. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to see to the payment of or be under any duty with respect to any tax or assessment or other governmental charge which may be levied or assessed on the Collateral, any part thereof, or against Trustor, or to see to the performance or observance by Trustor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Beneficiary. Trustee shall have the right to seek the advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for Trustee’s own willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

     8.15 Condemnation. All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned to Beneficiary and shall be applied in accordance with the terms of the Security Agreement. Beneficiary is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor. Trustor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Beneficiary free and clear of any encumbrances of any kind or nature whatsoever.

     8.16 Successors and Assigns. This Deed of Trust is binding upon Trustor, Trustor’s successors and assigns, and shall inure to the benefit of the Trustee and the Beneficiary, and each of their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

     8.17 Article and Section Headings. The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

     8.18 Usury Not Intended. It is the intent of Trustor and Beneficiary in the execution and performance of this Deed of Trust and the other Loan Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of Utah and the United States of America as are from time-to-time in effect. In furtherance thereof, Beneficiary and Trustor stipulate and agree that none of the terms and provisions contained in this Deed of Trust or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Deed of Trust and the other Loan Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Beneficiary shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Trustor). In the event that the maturity of the Obligations is accelerated by reason of any election of Beneficiary resulting from any Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Deed of Trust or other Loan Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to Trustor. In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Trustor and Beneficiary shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

     8.19 Due Authorization. Trustor hereby represents, warrants and covenants to Beneficiary and the Trustee that the obligations of Trustor under this Deed of Trust are the valid, binding and legally enforceable obligations of Trustor, that the execution, ensealing and delivery of this Deed of Trust by Trustor has been duly and validly authorized in all respects by Trustor, and that the persons who are executing and delivering this Deed of Trust on behalf of Trustor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Deed of Trust on Trustor’s part to be observed or performed.

     8.20 No Offsets, Etc. Trustor hereby represents, warrants and covenants to Beneficiary and the Trustee that there are no offsets, counterclaims or defenses at law or in equity against this Deed of Trust.

[Remainder of this page intentionally left blank.]

EXECUTED AND DELIVERED effective as of the date first written above.

TRUSTOR:

THERMO NO. 1 BE-01, LLC, a Delaware limited liability company, as Trustor

By: __________________________ Name: ________________________ Title: _________________________

THE STATE OF	)
: ss.
COUNTY OF	)

This instrument	was acknowledged before me on this		day of April, 2011, by

_________________ , ___________________ of THERMO NO.		1	BE-01, LLC, a Delaware
limited liability company, for and on behalf of said company.

_______________________________________ Notary Public

EXHIBIT A

TO

DEED OF TRUST, LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, FIXTURE FILING AND FINANCING

STATEMENT

[Insert legal description]

1